FORWARD-LOOKING STATEMENTS  This presentation may contain forward-looking statements and information relating to, among other things, Generation Income Properties, Inc. (“the Company”), its business  plan and strategy, its properties and assets, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and  information currently available to the company’s management. When used in the offering materials, the words “estimate,”  “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are  intended  to  identify  forward-looking  statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or  update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of  unanticipated events. Disclaimer | 2

Executive Summary Immediately accretive to cash flow and AFFO per share (on a pro forma basis for 12 months ended September 2024), and reduces leverage $42 million consideration: $30 million in cash $12 million of newly issued GIPR redeemable preferred stock GENERATION INCOME PROPERTIES, INC. ACQUIRED: 13 single tenant net lease assets from Modiv, Inc. (NYSE: MDV) No change in GIPR leadership or Board of Directors |  3

Transaction Overview |  4 Generation Income Properties, Inc. (GIPR) is acquired a portfolio of 13 net lease assets from Modiv, Inc. (MDV) GIPR acquired the portfolio for $42 million, funded by: $30 million cash $12 million of newly issued GIPR redeemable convertible preferred stock The high-quality portfolio is complementary to GIPR’s portfolio and investment strategy. The transaction nearly doubles the size of GIPR’s portfolio while helping MDV accelerate to a pure play industrial net lease portfolio Issued at $5.00 per share, a premium to GIPR’s current stock price and the following features: Redeemable at GIPR’s option in cash or common shares subject to conditions Number of GIPR common shares issued upon redemption is based on 110% of the 60-day volume weighted average price of GIPR shares, subject to a floor of 2.2 million and a ceiling of 3.0 million GIPR common shares issued $0.475 annual dividend per share, paid monthly. Increases to $0.60 annual dividend per share, paid monthly on the first anniversary Immediately accretive to cash flow and AFFO per share (on a pro forma basis for 12 months ended September 2024), and reduces leverage No change in GIPR leadership or Board of Directors Closing occurred on August 10, 2023 TRANSACTION TRANSACTION DESCRIPTION TRANSACTION BENEFITS REDEEMABLE PREFERRED SHARES FINANCIAL IMPACT MANAGEMENT & BOARD OF DIRECTORS CLOSING

|  7 Strategic Rationale Increased total square feet of the portfolio by ~60%  Improved company cash flow and AFFO per share (on a pro forma basis for 12 months ended September 2024) Percentage of investment grade tenancy or its equivalent increased to 72%  Creates synergistic operational leverage Increased our retail asset distribution to 55%

04 02 GIPR Management Team David Sobelman Chairman & Chief Executive Officer Emily Cusmano Chief of Staff Emily Hewland Director of Capital Markets |  5 Allison Davies Chief Financial Officer Beth Sedgwick Corporate Controller Robert Rohrlack III Acquisitions Manager John Cowart Corporate Chaplain Management team comprised of experienced and well-respected industry leaders Relational approach to the multitude of industry professionals has allowed GIPR to capitalize on opportunities for continued long-term growth Long track record of identifying value in stabilized net lease assets EXPERIENCED AND WELL-TENURED TEAM LEADERSHIP BOARD OF DIRECTORS Ben Adams  CEO & Founder, Ten Capital Management Gena Cheng Managing Director Prospect Avenue Partners Stuart Eisenberg Partner at BDO USA LLP Retired Betsy Peck Former COO,  Jones Lang Lasalle Markets Patrick Quilty Chief Credit Officer Multinational Insurance Firm

GIPR Portfolio Acquisition |  8 (1) Tenant or parent company is investment grade credit or equivalent  AT A GLANCE 13 PROPERTIES 100% OCCUPANCY 76% INVESTMENT GRADE TENANT OR EQUIVALENT (1) ~202K SF TOTAL GROSS LEASABLE AREA (GLA) 5.6 Years WEIGHTED AVERAGE  REMAINING LEASE TERM ~$20.27 ABR PSF

GIPR Portfolio Acquisition | 9 PROPERTY TYPE LOCATION SQUARE FEET TENANT S&P CREDIT RATING(1) REMAINING LEASE TERM Annual Base Rent (“ABR”) ABR per SQ. FT. Retail Big Spring, TX 9,026 Dollar General Corp. BBB 7.1 $86,040 $9.53 Retail Castalia, OH 9,026 Dollar General Corp. BBB 11.9 $79,320 $8.79 Retail Wilton, ME 9,100 Dollar General Corp. BBB 7.1 $112,440 $12.36 Retail Lakeside, OH 9,026 Dollar General Corp. BBB 11.9 $81,036 $8.98 Retail Mount Gilead, OH 9,026 Dollar General Corp. BBB 7.0 $85,920 $9.52 Retail Litchfield, OH 9,026 Dollar General Corp. BBB 7.3 $92,964 $10.30 Retail Thompsontown, PA 9,100 Dollar General Corp. BBB 7.3 $86,004 $9.45 Retail Bakersfield, CA 18,827 Dollar General Market BBB 5.1 $344,398 $18.29 Retail Morrow, GA 10,906 Dollar Tree Stores, Inc. BBB 2.1 $103,607 $9.50 Retail (Education) San Antonio, TX 50,000 City of San Antonio Pre-K Aaa 6.1 $924,000 $18.48 Retail Santa Maria, CA 14,490 Walgreen Co. BBB 8.8 $369,000 $25.47 Office Maitland, FL 33,118 Exp US Services, Inc. N/A 3.4 $835,346 $25.30 Office Vacaville, CA 11,014 General Services Administration AA+ 3.2 $343,665 $31.20 (1) Tenant or parent company  is investment grade credit or equivalent

Post Acquisition Footprint


East Wilton
ME
Litchfield
Lakeside
Castalia
Mount Gilead
Rockford
Chicago
PA
Thompsontown, PA
Vacaville
Grand Junction
CO
IL
OH
Washington, DC
VA
2
Norfolk
CA
Santa Maria
Bakersfield
NC
Manteo
Huntsville
AZ
Tucson
AL
Morrow
GA
Big Spring
TX
San Antonio
Plant City
Maitland
FL
Tampa

Existing Assets

Acquired Assets

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High Quality Portfolio |  11 Size of GIPR’s Portfolio (in sq. ft.) increased by ~60% Increase in Weighted Average Lease Term and Investment Grade Tenant Exposure of GIPR’s portfolio IN PLACE  GIPR(1) TRANSACTION POST-TRANSACTION PORTFOLIO # of Operating Properties 13 13 26 Total Owned GLA 338K 202K 540K Leased % 93% 100% 96% Investment Grade or Equivalent Tenant %(1) 62% 76% 72% Weighted Average Remaining Lease Term 4.2 Years 5.6 Years 5.2 Years Retail Exposure % 47% 67% 55% Office Exposure % 40% 33% 37% Industrial Exposure % 13% 0% 8% (1) Tenant or parent company  is investment grade credit or equivalent

GIPR Takeaways and Company Outlook |  12 Post-Transaction Portfolio Well-Poised to Grow and Achieve Meaningful Scale G&A SYNERGIES G&A expenses and asset management capabilities to become right-sized, spreading expenses out over a larger asset base ACCRETIVE TO AFFO INCREASED DIVERSIVIFICATION Immediately accretive to cash flow and AFFO per share (on a pro forma basis for 12 months ended September 2024), and reduces leverage Greater diversification of investment grade tenants and new exposure to Sunbelt markets and Southern California GIPR Portfolio

Combined Metrics Relative to Comps |  13 Investment Grade or Equivalent Tenant %* WEIGHTED AVERAGE REMAINING LEASE TERM (YEARS) PORTFOLIO *Tenant or parent company is investment grade credit or equivalent

INVESTOR RELATIONS ir@gipreit.com (813) 448-1234